POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS:

            WHEREAS, NORTHERN LIGHTS FUND TRUST, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

            WHEREAS, the undersigned is a Trustee of the Trust;

            NOW, THEREFORE, the undersigned hereby constitutes and appoints EMILE MOLINEAUX, ANDREW ROGERS and MICHAEL WAGNER as attorneys for his and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of May, 2006.

                                                                                    /s/ Gary W. Lanzen___________________

                                                                                    Gary W. Lanzen

                                                                                    Trustee

STATE OF Nebraska______________                      )

                                                                        )           ss:

COUNTY OF Douglas______________                   )

            Before me, a Notary Public, in and for said county and state, personally appeared Gary W. Lanzen, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for the purposes therein expressed.

            WITNESS my hand and official seal this 8th day of May, 2006.

                                                                                    _/s/ Carol L Solem_____________

                                                                                    Notary Public

                                                                                    My commission expires: _Jan 12, 2010___